UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 1, 2009

WENDY’S/ARBY’S GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-2207	38-0471180
(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia	30338
(Address of principal executive offices)	(Zip Code)

(678) 514-4100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

On June 1, 2009, Wendy’s/Arby’s Group, Inc. (the “Company”) announced that its subsidiary, Wendy’s International Holdings, LLC (“WIH”), is seeking amendments to its Amended and Restated Credit Agreement to permit WIH to issue senior unsecured debt securities. The amendments would permit WIH and its subsidiaries to incur additional indebtedness, revise the financial covenants and make other changes to facilitate a debt issuance.

The Company is seeking this amendment as part of an ongoing assessment of strategic financing alternatives to provide additional capacity to access the capital markets in order to improve overall financial flexibility, obtain additional debt capital to assure funding availability for its key strategic growth initiatives and reduce the risk of refinancing future debt maturities in light of recent turmoil in the credit markets.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 1, 2009

WENDY’S/ARBY’S GROUP, INC.
By:	/s/ Nils H. Okeson
	Name:	Nils H. Okeson
	Title:	Senior Vice President, General Counsel and Secretary